Exhibit 3.1 (xxi)

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CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 2186825

The Registrar of Companies for England and Wales hereby certifies that

CRYSTAL DRINKS LIMITED

having by special resolution changed its name, is now incorporated under the name of

COTT LIMITED

Given at Leeds, the 25th May 1999

/s/ Carol Walker
CAROL WALKER
For The Registrar Of Companies

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CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

No. 2186825

I hereby certify that

TOTALITEM LIMITED

having by special resolution changed its name,

is now incorporated under the name of

CRYSTAL DRINKS LIMITED

Given under my hand at the Companies Registration Office,

Cardiff the 29 FEBRUARY 1988

/s/ C. R. Williams
MRS. C. R.WILLIAMS
an authorised officer

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CERTIFICATE OF INCORPORATION

OF A PRIVATE LIMITED COMPANY

No. 2186825

I hereby certify that

TOTALITEM LIMITED

is this day incorporated under the Companies Act 1985 as a private company and that the Company is limited.

Given under my hand at the Companies Registration Office,

Cardiff the 2 NOVEMBER 1987

/s/ C. R. Williams
MRS. C. R. WILLIAMS an authorised officer